EXHIBIT 10.5

BETWEEN THE UNDERSIGNED:

1/ Mr. Christian BERTHIER, executive of economic development, residing at CLERMONT FERRAND (Puy de Dome), 54 Boulevard Panoramique, Born in CLERMONT FERRAND (Puy de Dome) on April 29, 1947.
Divorced from Mrs. Laurence Marthe Leone Gilberte ABRAHAM And not remarried since.
Of French nationality.
Is resident under the definition of fiscal authorities, Not subject to the national pact of solidarity.
Hereinafter called the "LESSOR", which obligates him to the ordinary guaranties and to the law in the matter.

2/ The company POSEIDIS SAS, company by simplified shares, with a capital of EURO 38,000, Whose headquarters is in THENEUILLE 03350 (Allier), Les Sourdinieres.
Represented by Mr. Louis David Arnaud PARDO, residing 28, Bd. Malesherbes in Paris 8th, acting in his capacity of President of the company.
Registered at the Commercial Registry of Companies of MONTLUCON, SIREN # 447 983 149 Moral person with a status of resident under the definitions of the fiscal authorities. Hereinafter called the "LESSEE", which obligates him to the ordinary guaranties and to the law in the matter.

                                 LONG-TERM LEASE

The LESSOR provides a long-term lease on the ground and the underground of the parcels of land designated thereafter, with the purpose of exploitation by collecting of the mineral water spring of "La Trolliere". The deposit being within the limits of the parcels of land so designated.

                                   DESIGNATION

-On the community of THENEUILLE (Allier), hamlet La Trolliere, being: a series of parcels of land of total area of two hectares, ten acres and 49th of a hundred acres, including a spring of mineral water, that appear in the land registry as follows:

---------------- ------ --------------------- ----- ---- ----------- ------
Section          Nr.    Location              Area                   Asset
---------------- ------ --------------------- ----- ---- ----------- ------
                                              Hect. Acr. 1/100th
---------------- ------ --------------------- ----- ---- ----------- ------
A                904    Pres de la Trolliere             09          Land
---------------- ------ --------------------- ----- ---- ----------- ------
A                905    La Trolliere          1     64   10          Meadow
---------------- ------ --------------------- ----- ---- ----------- ------
A                967    ---d---                     17   90          Meadow
---------------- ------ --------------------- ----- ---- ----------- ------
A                968    ---d---                     28   00          Meadow
---------------- ------ --------------------- ----- ---- ----------- ------
A                1049   ---d---                          40          Meadow
---------------- ------ --------------------- ----- ---- ----------- ------
For a total area of                           2     10   49
--------------------------------------------- ----- ---- ----------- ------



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As these parcels appear in the land registry  attached,  and as they exist, with their easements, attached parts, and the rights of all nature that are attached, without reserve or exception.

                               OBJECT OF CONTRACT

It is stipulated that the present lease has for exclusive object to grant to the LESSOR a real estate right as to the total right to use the underground mineral water reserves of the geo thermal deposit of La Trolliere, located and geographically situated in the parcels of land mentioned above.

It covers the entirety of the productive capacity in gaseous natural mineral water of which collection is authorized, named "BERTHIER WELLS" (ministerial authorization of November 28, 2002), as well as the other potential collections that may be possible on the site.

The LESSOR will have free access to the land described above and will be able to undertake all necessary work towards the exploitation of the spring: new collection, buildings, improvement and various work; all within the respect of authorizations in effect.

Are included in annex:

1/ Geological survey of the Bourbon Basin l'Archambault, illustrating the characteristics and the hydrological potential of the basin,

2/ Study on the analytical characteristics of the water of La Trolliere, dated May 15, 2000,

3/ Declaration of the French Agency of Sanitation Security of Foods dated June 17, 2000

4/ Article 288 of the Official Journal of December 11, 2002, that published the decree of November 28, 2002 that grants to Mr. BERTHIER the authorization to exploit "as mineral water, as it is present as a source, the water from the Berthier Wells located in the community of Theneuille (Allier)".

                                LAND REGULATIONS

The LESSOR has been made aware of an information notice of land survey, delivered by the City Hall of THENEUILLE attached in annex, and from which results that the above-mentioned assets are not impaired by land regulation.

                              ORIGIN OF THE ASSETS

Reference of Publication

Acquisition, by contract received by Mrs. Claude TAIN, Notary in CERILLY, on June 20, 1995. Published at the Office of Mortgages of Montlucon, on June 29, 1995, volume 1995P, nr.2304. Acquisition following contract received by Mrs. TAIN, Notary above mentioned, on October 6, 1995, Published at the Office of Mortgages of Montlucon, on November 3, 1995, volume 1995P, nr.3746.


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Origin of property

The spring (#904) belongs to Mr. BERTHIER following the acquisition that he has made of the company called COMPAGNIE GENERALE DES MATIERES NUCLEAIRES (in short COGEMA), limited liability company headquartered at VELIZY VILLACOUBLAY (Yvelines) 2, rue Paul Dautier, following contract received by Mrs. TAIN, esq, Notary at CERILLY, on June 20, 1995. The other parcels of land belong to Mr. BERTHIER, following an acquisition from Mrs. Suzanne Elianne Marie Marcelle MURET, residing at the "Tailles" in the community of Theneuille, wife of Mr. Georges Jean DENIZON, according to a contract received by Mrs. TAIN, above mentioned Notary, on October 6, 1995.


                              DURATION OF THE LEASE

The present long term lease is granted and agreed to for a duration of TWENTY YEARS from the TENTH OF APRIL TWO THOUSAND THREE until the TENTH APRIL TWO THOUSAND TWENTY THREE.

                                  LEASE PAYMENT

The current lease is granted and accepted for a yearly lease payment of EURO one hundred twenty thousand.

In addition, as soon as the LESSOR will begin the bottling process, an additional royalty of one cent of euro per bottle, whatever the content and without limitation on the quantity of bottles, will be paid.

                              PAYMENT OF THE LEASE

The LESSEE is obligated to pay the lease to the LESSOR, or on his behalf to his representative and power-of-attorney, in 12 installments, at the anniversary date, i.e. on the tenth of each month, and for the first time on April 10, 2003. All payments will take place at the domicile of the LESSOR, or at the domicile of the Notary, at the choice of the LESSOR, and will have to be made in legal tender.

In case the LESSOR would chose that the lease payment be made to the Notary, the fees and Value Added Tax will be supported by the LESSOR.

                               REVISIONS-INDEXING

The amount of the lease payment will be adjusted every year, and for the first time one year after the signature of the present contract, or April 10, 2004 in the same proportion as the index of living INSEE for all consumption except for tobacco products; the starting indicator is established as of January 2002 at
104.4 points.



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                                   CONDITIONS

The current long-term lease is concluded with the expenses and the conditions that the LESSEE is obligated to fulfill, namely: The assets leased will be "as is", without the possibility, at no time and for no reason, to demand from the LESSOR any compensation.

He will maintain in good repairs the leased assets, including as the case may be the new constructions that he will build, without the possibility to claim any compensation from the LESSOR, and will have to return the whole assets in good condition at the end of the lease.

He will support the covenants attached to the land, active or hidden, continuous or discontinuous, that may be attached to the leased assets, and will benefit in return from the active easements, if any exist, at his own risk, without recourse against the LESSOR.

He will be allowed to purchase active covenants and attach to them passive covenants by title, for a time period that cannot exceed the duration of the present lease and under the condition that he informs the LESSOR of such action. He will donate and abandon to the LESSOR or to his representatives, all constructions and improvements that may exist at the end of the present lease, without recourse against the LESSOR.

He will pay, in addition to the lease payment above all taxes and charges relative to the leased assets. He will have the ability to transfer his right to the present lease as well as sub-lease in totality or in parts, however by remaining the joint guarantor to the execution of the conditions of the lease as well as the payment of the lease as stipulated above.

SPECIAL CONDITION:

The LESSEE commits to abide by obligations towards the relevant authorities, with the purpose to safeguard the authorization to exploit the spring of La Troliere, the collection of water of "Puits Berthier" by proceeding with the improvements and technical investigations that are necessary, as well as with the periodical analyses demanded by AFSSA, DDASS, etc.

                              RECAP OF OBLIGATIONS

In the document of charges dated May 4, 1961, it is stipulated in Chapter III "Particular Conditions" the following: Article 30 "As presented above, the springs of Saint-Pardoux and of La Troliere have been declared of public interest by ministerial decree of July 31, 1878."

"However, this declaration will be terminated if the buyer does not exploit the springs in conformity with the current rules and regulations pertaining to the exploitation of mineral water springs" Article 31 The buyer will be held responsible, without recourse against the State, to support the rights attributed to the residents of the community of THENEUILLE, to supply free of charge the spring water of Saint-Pardoux and La Troliere necessary for their use. He also will have, under the same conditions, to allow collecting water necessary to their use by the civil and military hospital of Bourbon l'Archambault."


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                                EVENTS OF DEFAULT

The present lease can be cancelled by the LESSOR in the following cases:

- in the event of non-execution by the LESSEE of the obligations that result from the lease or if serious damage is done to the assets;

- in case of non payment of the lease, and after one month after demand, in conformity with the law. The LESSEE cannot free himself of the payment nor escape his obligations by walking away from the assets. In case of cancellation for any of the reasons above, the LESSEE will have to vacate and abandon to the LESSOR all constructions and improvements that he may have performed, without the possibility to claim compensation.

The LESSEE commits to respect all procedures in place to obtain the necessary authorizations, as soon as he is leaseholder, and owner of the SAUTY land, whose acquisition is stipulated in other documents. If the judicial and administrative constraints make the exploitation of the site impossible, the present contract will be cancelled between the parties, one month after notification, and this without recourse against each other.

                        LONG TERM CHARACTER OF THE LEASE

The present contract is la long-term lease.

The lease provides to the LESSEE a real right on the leased assets.

The LESSEE is authorized to grant a mortgage on the assets that he holds as a result of the present contract. The LESSEE can transfer or lease the leased assets; however he remains jointly responsible with the sub lessee for the execution of all obligations resulting from the present lease as well as the payment of the lease as mentioned above.

                                TAXES-FORMALITIES

Local real estate taxes will be levied on the cumulative amount of the lease payments, i.e. the sum of EURO 2,400,000 at a rate of 0.615%. The current lease will be published in the relevant mortgage office.

If attachments exist, the LESSOR will have to bring forward certificates of cancellation within a month after being informed in writing at the elected domicile.

In order to perform these formalities, the undersigned give all powers to Mr. Jean BOIRE, Notary Clerk, residing professionally in CERILLY (Allier) or any other clerk or employee of the office of Mrs. TAIN, Notary in CERILLY, to deposit in the minutes log of said Notary a sample of the current contract. It is required that the power-of-attorney verify that the signatures appearing on this contract originate from the parties and that the contract is a true and valid contract.


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                              ELECTION OF DOMICILE

For the execution of this contract, the parties elect their respective domiciles.

Made in three originals
At:
On April 10, 2003

LESSOR

/s/Christian  BERTHIER
----------------------------


LESSEE

/s/ Louis David Arnaud PARDO
----------------------------





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